EXHIBIT 10.10


                                    CONTRACT


THIS  AGREEMENT  IS  DATED  FOR  REFERENCE  the  18th  day  of  February,   1999
(hereinafter referred to as the "Agreement").


BETWEEN:


          QUAD-LINQ SOFTWARE INC., a British Columbia company with a place of business and postal address at #401-889 West Pender Street, Vancouver, British Columbia (hereinafter referred to as "QUAD-LINQ")


AND:


          BEAGLE VENTURES RESOURCES MANAGEMENT, INC., a State of Nevada, USA company with a place of business and postal address at #1500-885 West Georgia Street, Vancouver, British Columbia (hereinafter referred to as the "Client")



WHEREAS:


A. QUAD-LINQ is a corporation providing services relating to the design and development of software programs and systems;

B.   The Client  wishes to hire  QUAD-LINQ  as a  contractor  for the purpose of
     providing  the  services  set  out  in  Schedule  "A"  to  this   Agreement
     (hereinafter referred to as "Schedule A");


     THEREFORE, in consideration of the mutual promises contained in this agreement, QUAD-LINQ and the Client agree as follows:



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GENERAL

1. QUAD-LINQ's authorized representative is Roger L. Betterton, who has full authority to act as agent of QUAD-LINQ in all matters pertaining to this agreement.

2. The Client's authorized representative is Jeffrey D. Paquin (the "Client's Representative").

3. The Client's Representative has full authority to act as agent of the Client in all matters pertaining to this Agreement.


EMPLOYMENT RELATIONSHIP

4. QUAD-LINQ is an independent contractor and is not an employee of the Client and is therefore not entitled to any benefits or payments other than as set out in this Agreement and Schedule C to this Agreement.


SERVICES PROVIDED

5. QUAD-LINQ will provide services to the Client according to the terms set out in Schedule A.

6. If a change to this Agreement or its schedule(s) is required by QUAD-LINQ or the Client after this Agreement has been executed, any such change must be in writing and signed by QUAD-LINQ and the Client (hereinafter referred to as the "Parties") in order to be binding on either or both of the Parties.

7. The services provided by QUAD-LINQ under this Agreement are subject to review by the Client according to the terms and on the dates specified in Review Schedule to this Agreement (hereinafter referred to as "Schedule B").


PAYMENT FOR SERVICES PROVIDED

8. QUAD-LINQ's fee (the "Fee") and Payment Schedule, for providing the services set out in Schedule A, are set out in Schedule "C" to this Agreement (hereinafter referred to as "Schedule C").

9. QUAD-LINQ may submit interim statements of account for services rendered to the Client from time to time for payment by the Client.

10. The Client shall pay the Fee to QUAD-LINQ on the terms set out in this Agreement and in Schedule C.

11. QUAD-LINQ may incur certain expenses (hereinafter referred to as the "Disbursements") in carrying out this Agreement and in providing the services as set out in Schedule A. Upon QUAD-LINQ providing the Client with a statement



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     of  the   Disbursements,   the  Client  shall  pay   QUAD-LINQ   for  those
     Disbursements notwithstanding that the Disbursements may not be disclosed in Schedule A or in Schedule C.

CONFLICT OF INTEREST

12. QUAD-LINQ represents that it has made every reasonable effort to ascertain that it may perform the services set out in Schedule A without placing itself in a situation of conflict of interest. If a situation arises or new facts become evident which, in the opinion of QUAD-LINQ, places QUAD-LINQ in a conflict of interest should it perform the services set out in Schedule A then QUAD-LINQ may, upon notice to the Client, terminate this Agreement (hereinafter referred to as a "Conflict Termination"). If there is a Conflict Termination, the Client shall pay QUAD-LINQ for services rendered up to the time when the conflict of interest arose or was discovered. In either case, the Client shall also pay QUAD-LINQ for any Disbursements incurred by QUAD-LINQ to the date of Conflict Termination.


ASSIGNMENT OF AGREEMENT/EMPLOYMENT OF SUB-CONTRACTORS

13. QUAD-LINQ may not assign the whole of this Agreement except with the Client's written consent.

14. Notwithstanding the foregoing, QUAD-LINQ may hire any person, firm, or corporation as subcontractor to perform any or all of the services set out in Schedule A.


ACKNOWLEDGEMENT OF DEVELOPER

15. QUAD-LINQ will be recognized on the introduction of the software as the original developer and Client will be recognized for any modifications developed by their organization.


PROPERTY IN MATERIALS AND PROGRAMS

16. If, in the course of providing the services set out in Schedule A, QUAD-LINQ develops or produces any programs, resources, images, procedures, manuals or other materials (hereinafter referred to as the "Resources") for the use of the Client, the property and all rights to the contents and form of the Resources become and remain the property of Client.


CONFIDENTIALITY, ACCESS TO CLIENT DOCUMENTS AND INFORMATION

17. The Client shall provide all information and copies of documents which may be reasonably necessary for QUAD-LINQ (or its assignee or sub-contractor) to be able to provide the services as set out in Schedule A.



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18.  QUAD-LINQ  shall  take  all  reasonable   precautions  to  ensure  that  no
     information or documents provided to QUAD-LINQ (or its assignee or sub-contractor) by the Client shall be made public or shall be provided to any person by any means unless specifically authorized in writing by the Client.


TERMINATION BY QUAD-LINQ

20.  QUAD-LINQ may terminate this Agreement if:

     a. completion or continuation of this Agreement would place QUAD-LINQ or its employees, assignees or sub-contractors, in a position of conflict of interest which was not consented to by the parties whose interests might be compromised; or

     b. the Client has failed to pay QUAD-LINQ's statements of account when due; or

     c. the Client has not provided information, documents or participation reasonably required by QUAD-LINQ to perform the services set out in Schedule A.

If QUAD-LINQ terminates this Agreement for the reasons set out in (b) or (c) above, the Client shall pay QUAD-LINQ the entire amount due to QUAD-LINQ (notwithstanding that QUAD-LINQ has not completed the services set out in Schedule A) pursuant to the Payment Schedule which amount shall become immediately due and payable.


TERMINATION BY THE CLIENT

21.  The Client may terminate this Agreement:

     a. at any time and without cause upon 10 days written notice to QUAD-LINQ if QUAD-LINQ or its employees, assignees or sub-contractors unreasonably fails to perform the services set out in Schedule A upon payment of the Disbursements incurred by QUAD-LINQ (or its assignee or sub-contractor) including any amounts owing by QUAD-LINQ to its assignee or sub-contractor.

     b. at the time of any scheduled review as set out in Schedule B, if the services provided by QUAD-LINQ at that time do not reasonably satisfy the criteria set out in the Schedule B and provided that the Client shall pay QUAD-LINQ for all services rendered and Disbursements incurred up to that time.

     c. at any time, with 10 days written notice to QUAD-LINQ, if the subject matter of the services set out in Schedule A ceases to exist and upon payment of:




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          i.   QUAD-LINQ's  Disbursements  incurred to the date of  termination;
               and

          ii.  QUAD-LINQ's  fee  (including   applicable   taxes)  for  services
               provided to the date of termination; and

          iii. payment to QUAD-LINQ of an amount equal to 50% of the fee which QUAD-LINQ would have been entitled to charge for the services remaining to be performed as set out in Schedule A.


AGENCY RELATIONSHIP BETWEEN THE PARTIES

22. QUAD-LINQ, its shareholders, directors, agents, employees, and assignees are the agents of the Client in all matters pertaining to the carrying out of this Agreement.


INDEMNITY

23. The Client agrees that the Client shall indemnify and save harmless QUAD-LINQ and its shareholders, directors, agents, employees, and assignees from all actions and claims against QUAD-LINQ or its shareholders, directors, agents, employees, and assignees arising from the performance of this Agreement or use of the Resources.

24. With respect to any action in defamation arising from the performance of this Agreement or use of the Resources, the Client shall be deemed to have published all reports, memoranda, recommendations and oral statements in connection with the subject matter of this Agreement and all other matters reasonably arising from the subject matter of the services set out in Schedule A to this Agreement.


WARRANTIES

25. QUAD-LINQ makes no warranties or conditions, express or implied, and there are expressly excluded all implied or statutory warranties or conditions of merchantability or fitness for a particular purpose and those arising by statute or otherwise in law or from a course of dealing or usage of trade. Any stated express warranties are in lieu of all liabilities or obligations for damages arising out of or in connection with the delivery, use, performance or licensing of the Resources or in connection with any services performed under this Agreement.

LIMITATION OF LIABILITY

26. QUAD-LINQ will only be liable for work done directly by QUAD-LINQ or its employees. QUAD-LINQ will not be liable for any consequences which are the direct or indirect result of any unauthorized work performed by anyone not an employee of QUAD-LINQ.



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27.  In  no  event   whatsoever   will   QUAD-LINQ   be  liable  for   indirect,
     consequential, exemplary, incidental, special or other similar damages, including but not limited to lost profits, lost business revenue, failure to realize expected savings, other commercial or economic loss of any kind or any claim against the Client by any other party arising out of or in connection with the delivery, use, performance or licensing of the Resources or in connection with any services performed under this Agreement or any breach of this Agreement, even if the Client has been advised of the possibility of such damages.


CHOICE OF LAW

28. The laws of the Province of British Columbia shall govern this Agreement and any disputes arising from this Agreement.


DISPUTE RESOLUTION

29. All disputes arising out of or in connection with this Agreement, or in respect of any defined legal relationship associated therewith or derived therefrom, shall be referred to and finally resolved by arbitration administered by the British Columbia International Commercial Arbitration Centre ("BCICAC") pursuant to its rules, or if the Parties otherwise agree, by any other arbitrator and pursuant to rules as agreed upon.

30. If the Parties agree not to have their dispute arbitrated by the BCICAC, then any legal action with respect to this Agreement shall be commenced at a court registry and be heard by a court within the City of Vancouver.


SUCCESSORS AND ASSIGNS

31. This Agreement shall enure to the benefit and be binding upon QUAD-LINQ and Client and their respective heirs, executors, administrators, successors and assigns. "Successors" include any corporation resulting from the amalgamation of a corporation with any other corporation.


ENTIRE AGREEMENT

32. This Agreement, including the Schedules attached hereto, comprise the entire Agreement between QUAD-LINQ and the Client.


EFFECTIVE DATE

33. This Agreement comes into force on the date on which it is signed by QUAD-LINQ or by the Client, whichever is the later date.




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EXECUTION BY TELECOPY

34. This Agreement may be executed by the parties and transmitted by facsimile transmission and if so executed and transmitted this agreement will be for all purposes as effective as if the parties had delivered an executed original agreement.


CONSTRUCTION

35. In this Agreement, except as expressly otherwise provided or as the context otherwise requires:

     a. the headings and captions will be considered as provided for convenience only and as not forming a part of this Agreement and will not be used to interpret, define or limit the scope, extent or intent of this Agreement or any of its provisions;

     b. the words "include" or "including" when following any general term or statement are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters but rather as permitting it to refer to all other items or matters that could reasonably fall within its broadest possible scope;

     c. an accounting term not otherwise defined has the meaning assigned to it under, and all accounting matters will be determined in accordance with, Generally Accepted Accounting Principles as consistently applied;

     d.   a  reference  to  currency   means  United  States   currency   unless
          specifically indicated otherwise;

     e. a reference to a statute includes every regulation made pursuant thereto, all amendments to the statute or to any such regulation in force from time to time and any statute or regulation that supplements or supersedes such statute or any such regulation;

     f. a reference to time or date is to the local time or date in Vancouver, British Columbia, unless specifically indicated otherwise;

     g. a reference to a particular corporation includes the corporation derived from the amalgamation of the particular corporation or of a corporation to which such reference is extended by this clause (g), with one or more other corporations;




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     h.   a word importing the masculine gender includes the feminine or neuter;
          a word importing the singular includes the plural and vice versa.


IN WITNESS of the foregoing this Agreement has been signed by the authorized signatories for QUAD-LINQ and the Client on the dates noted below:

SIGNED by Roger L. Betterton,       )       QUAD-LINQ SOFTWARE INC., by
authorized signatory for QUAD-LINQ  )       its authorized signatory:
SOFTWARE INC., on the 18th day of   )
February, 1999 in the presence of:  )        /s/ Roger L. Betterton
Name: John Thompson                 )        ---------------------------
      ---------------------------   )
Address: 6328 Crescent Crt.         )
         ------------------------   )
         Delta, BC                  )


SIGNED by Jeffrey D. Paquin,        )       BEAGLE VENTURES RESOURCES
authorized signatory for BEAGLE     )       MANAGEMENT, INC., by
VENTURES RESOURCES                  )       its authorized signatory:
MANAGEMENT, INC., on the            )
18th day of Feb, 1999 in            )        /s/ Jeffrey D. Paquin
the presence of:                    )        ---------------------------
Name:    /s/ Chris Georgelin        )
      ---------------------------   )
Address: #401-889 W. Pender, Vanc.  )
         ------------------------   )


















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                                SCHEDULE A - 1.1
                              Schedule of Services


The software development contract consists of certain sportspool lottery schemes that demonstrate significant on-line betting applications within the Internet and lotto industry (the "Product").

In consideration of the premises and agreements set forth, the parties agree as follows:

1. Deliver Commercial Product. QUAD-LINQ agrees to provide their services, know-how and ability and facilities to deliver to Client a tested working Product that is commercially viable and meets Client's objectives, as set out in the detailed Acceptance Plan, defining what both Parties to this agreement interperate the final Product to, (attached hereto), on or before the six month anniversary of this agreement (the "Delivery Date").

     a. To establish Operation Systems. QUAD-LINQ agrees to insure as part of its service that the product is operational and functioning over the Company's web site over the Internet.

     b. To provide a schedule. QUAD-LINQ agrees to provide a schedule for incremental releases, system design, graphics testing and deployment of the Product.

2. QUAD-LINQ agrees that we will not during the term of this Agreement, and for an additional six months, provide either directly or indirectly, software development services to any Person or Entity anywhere that in any way competes with the business of the Client.

3.   QUAD-LINQ shall make available to Client all Product Technology.

4. Immediately following the execution of this Agreement and anytime thereafter QUAD-LINQ shall provide to Client, at Client's request, copies of all reports, drawings, specifications and blueprints, software and systems relating to any method, product, apparatus or article used in producing the Product. All material remains proprietary to Client.

5. QUAD-LINQ will immediately provide written notice to Client of any and all improvements, discoveries and inventions which may be conceive or make, either alone or while working with others during the term of this Agreement and which relate to the Product and will immediately upon request by Client and at its expense, execute and deliver any and all instruments and papers necessary or desirable to submit Applications for Letters patent and obtain Letters patent with respect to the inventions, improvements and discoveries, and in general will do all


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                                SCHEDULE A - 1.2
                              Schedule of Services


lawful acts and things as may be requested by Client to obtain Letters patent in any and all countries.


The schedule of services will consist of the following:

Week 1-3 (2/18/99 - 3/8/99)

Familiarization of Product Concept (Player and Administrative Interface)
     -    Develop Presentation


Week 4-6 (3/9/99 - 3/29/99)

Registration/Member Database (Player Interface)

     -    Database Development
     -    Registration Process
     -    Member Lookup Process
     -    Change Personal Information/Password
     -    Confirmation E-Mail


Week 7-12 (3/30/99 - 4/19/99)

Play Card (Player Interface)

     -    Play-Card Display Interface
     -    Integration into Placed-Bets Database
     -    Confirmation E-Mail
     -    CSV File Import


Week 13-14 (4/20/99 - 5/3/99)

Posting Results (Administrative Interface)

     -    Post-Results Interface
     -    Integration with Placed Bets/Prize Pool Database







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                                SCHEDULE A - 1.3
                              Schedule of Services


Week 15-16 (5/25/99 - 6/7/99)

Prize Pool Database (Player Interface)

     -    Database Development
     -    Integration with Placed-Bets Database and Play Card Display


Week 17-19 (6/8/99 - 6/28/99)

Play Card Administration (Administrative Interface)

     -    Database Development (Groups Database)
     -    Play Card Editor (Start/End Bet Time, Close Time, and Groups)
     -    Security ACL (Per Play Card)
     -    CSV File Import (Play Cards' Group)


Week 20-21 (6/29/99 - 7/12/99)

Placed Bets Database (Player Interface)

     -    Payout Calculation
     -    Trend Analysis


Week 22-23 (7/13/99 - 7/26/99)

System Administration (Administrative Interface)

     -    Paramutual Prize Share Configuration (% of Winnings for House)
     -    Member Administratin (Remove Members, Change Passwords, etc.)
     -    ACL Setup for Play Cards


Week 24-26 (7/27/99 - 8/16/99)

Final Implementation and Testing



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                                   SCHEDULE B
                                 Review Schedule


Modules                          Completed Date                 Authorized Representative
-------                          --------------                 -------------------------

A. Familiarization of             ____________                   ______________________
   Product Concept

B. Registration/Member            ____________                   ______________________
   Database

C. Play Card                      ____________                   ______________________

D. Placed Bets Database           ____________                   ______________________

E. Prize Pool Database            ____________                   ______________________

F. Play Card Administration       ____________                   ______________________

G. Posting Results                ____________                   ______________________

H. System Administration          ____________                   ______________________

I. Final Implementation           ____________                   ______________________
   and Testing



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                                   SCHEDULE C
                                       Fee


1. In consideration of QUAD-LINQ performing services for Client, Client agrees:

     a. upon the execution of this Agreement to deliver a retainer of one third the total agreed upon costs of USD$50,000. Additional second and third payments March 30th 1999 and on the Delivery Date.

     b. upon the execution of this Agreement by all the parties agree to issue and deliver to QUAD-LINQ 200,000 Common Class A Shares issued from Client's treasurey (hereinafter referred to as "Treasurey Shares") in the authorized capital of Client, on a performance bases;

          i.   100,000 released from escrow on the Delivery Date.
          ii. 100,000 released when the systems and product have been tested and are in operation on Client's Web site.

2. QUAD-LINQ may charge interest on accounts remaining outstanding more than 30 days at a rate of 18% per annum calculated monthly.

3. Client shall also pay to QUAD-LINQ a royalty (the "Royalty") of 5% per annum on the first One Million dollars in the Net Sales of the Product manufactured, used, licensed, or sold by Client, 3% on Net sales over one million. "Net Sales" as used in this Agreement shall mean the net revenue received by Client in connection with the manufacture, use, license, or sale of the Product developed under this Agreement including receipts from design services, prototyping, software licensing, product licensing, player spend/sales but does not include any sums collected by Client for and paid to a taxing authority for retail sales, excise or similar taxes imposed by any governmental authority and does not include credits for any returned Product and allowances for unreturned defective Product.

4. Commencing on the earliest of the dates set forth in Schedule C section 5, Client shall deliver to QUAD-LINQ within 60 days after each anniversary date of this Agreement during the term of this Agreement a report showing for the preceding 12 months the amount of the Gross Sales and operational cost an expenses during that period and the amount of the Royalty accrued during that period.

5. The Royalty provided for herein shall be paid concurrently with the rendering of the report to QUAD-LINQ. The Royalty payments shall commence on the earlier of the fourth anniversary date of this Agreement or the first anniversary date of this Agreement after the date to which the Product is first put into commercial use.




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6.   In order that the Royalty  payable under this  Agreement may be determined, and the reports provided for herein be verified, Client agrees:

     a. to keep full, complete and accurate books and records showing the quantity of sales directly related to the Product, and records of sales of each and every Product manufactured, used, sold, licensed, shipped or otherwise disposed of by Client under this Agreement.

7. Client agrees to develop, manufacture, sell, distribute, license and to use its best efforts to promote and market the Product.

8. Client shall have the absolute right at any time to assign, transfer, sublicense, sublet or encumber its interest in the Product, and/or the Licensed Rights granted to it without the written consent of QUAD-LINQ provided that any assignee, transferee, sublicencee shall assume the obligations of Client hereunder.







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                              ADDENDUM TO AGREEMENT


Dated May 12, 1999


BETWEEN:

               QUAD-LINQ SOFTWARE INC.,

                                                  ("Quad-linq")

AND:

               SPORTSPRIZE   ENTERTAINMENT   INC.,   (FORMERLY  BEAGLE  VENTURES
               RESOURCES MANAGEMENT, INC.)

                                                  ("The client")


WHEREAS:

i. The parties the original Agreement Dated the 18th day of February, 1999., wish to set out certain changes related to services design and development of the software programming and systems.

ii. The client wishes to extent the services of Quad-linq over and above the services set out in schedule "A" to this Agreement.


IN CONSIDERATION of the promises, and the covenants and the agreements set forth, the parties agree as follows:

TERMS

1. Quad-linq shall devote a minimum of 600 man-hours of software programming and development time to Sportsprize over the next

     20 days in order to complete the recent version of the Sportsprize game as define herein.

     "Game" includes the following:
     i.   Email functions
     ii.  Chat rooms
     iii. Bulletin boards
     iv.  The tournaments, world, national, regional, and private.
     v.   Basic story board graphics
     vi. Coordinate and implement graphics supplied by the "design group" to be recommended by the Client.

2.   Quad-linq shall complete all necessary testing of the Game by July 1, 1999.

3. Quad-linq shall make it self available, on an hourly rate of $80.00, to the Client, for any non-game components (e-commerce and auction) related to the Clients web-site

PAYMENTS

1. The client shall immediately pay Quad-linq the balance of the original $50,000 pursuant to the original Agreement. ($16,000)

2. Pay quad-linq an additional$80,000 when the Game is complete and ready for testing (June 1. 1999)

3. Pay quad-linq $30,000 on July 1,1999 if Quad-link completes all testing and the game is fully operational. If Quad-link is unable to meet the July 1, 1999 deadline then Quad-linq shall be subject to a $20,000 "penalty" and the Client will only be liable to pay Quad-linq $10,000. For added certainty "penalty" is not applicable if the following collateral events occur:

     i. Uncontrollable circumstances related to graphics to be provided by the Design group hired by the Client.
     ii.  Benchmarking    the   Game   software   is   delayed   with   hardware
          implementation.

4. The client shall pay Quad-linq an hourly rate of $80.00 for any additional software development and programming services not related to the actual Game itself, (i.e. e-commerce, and auction).



ROYALTIES

1. Quad-linq agrees to surrender any and all rights to the royalties set out in this Agreement, in exchange for 50,000 stock options in the Clients
     Authorized Capital at a price of $.25 per share. Options shall have a minimum duration of two years.


IN WITNESS WHEREOF the parties hereto have executed this agreement on the day first written above.


/s/Jeffrey Paquin
-----------------------------------
Jeffrey Paquin, President
Sportsprize Entertainment Inc.


/s/Roger Betterton
-----------------------------------
Roger Betterton, president & CEO.
Quad-linq Software Inc.